EXHIBIT 10.134
AMENDMENT NO. 1
TO THE
NACCO MATERIALS HANDLING GROUP, INC.
UNFUNDED BENEFIT PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)
     NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 1 to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (As Amended and Restated as of January 1, 2005), effective as of January 1, 2006. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
     The first sentence of Section 5.1(a) of the Plan is hereby amended in its entirety to read as follows:
     “Subject to Subsection (b) and Section 5.4, at the end of each calendar month during a Plan Year, the Excess Profit Sharing Sub-Account, Basic Excess Deferral Sub-Account, Basic Excess 401(k) Sub-Account and Basic Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by the blended rate earned during the prior month by the Fixed Income Fund.”
Section 2
     The first sentence of Section 5.2(a) of the Plan is hereby amended in its entirety to read as follows:
     “Subject to Section 5.4, at the end of each calendar month during a Plan Year, the Additional Excess Deferral Sub-Account, Additional Excess 401(k) Sub-Account and Yale Short-Term Deferral Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by the blended rate earned during the prior month by the Fixed Income Fund.”
          EXECUTED this 6th day of December, 2006.

NACCO MATERIALS HANDLING GROUP, INC.
By:	/s/ Charles Bittenbender
Title: Assistant Secretary

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